Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Fourth Quarter and Full Year 2015 Results

NEW YORK, NY, February 25, 2016 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended December 31, 2015 and the full year 2015. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Residential Investments, Commercial Investments and ABS.

FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL HIGHLIGHTS

•	Fourth Quarter 2015:
¡	$(0.14) of Net Income/(Loss) per diluted common share(6)
¡	$0.55 of Core Earnings per diluted common share(6)
¡	Includes a $0.01 retrospective adjustment
¡	$0.475 per share common dividend declared
¡	$17.88 net book value per share as of December 31, 2015(1), net of the fourth quarter common dividend
¡	Repurchase of 126,715 shares or $1.7mm of common stock
¡	Average purchase price of $13.19 per share inclusive of transaction costs
¡	Accretive to book value by $0.08 per share
¡	Book value declined $(0.59) or (3.2)% from last quarter, inclusive of:
¡	Book value change of $(0.36) or (1.9)% due to our investments in Agency RMBS and associated derivative hedges
¡	Mortgage basis underperformed due to swap spreads tightening during the quarter
¡	Book value change of $(0.33) or (1.8)% due to credit investments
¡	Credit spreads across fixed income asset classes widened materially during the quarter, including CMBS and CRT
¡	Core earnings above the $0.475 dividend by $0.08 or 0.4%
•	Full Year 2015:
¡	$0.01 of Net Income/(Loss) per diluted common share(6)
¡	$2.30 of Core Earnings per diluted common share(6)
¡	$2.275 dividend per common share
¡	0.1%[16] economic return on equity for the year

	Q3 2015	Q4 2015	YTD 2015
Summary of Operating Results:
GAAP Net Income/ (Loss) Available to Common Stockholders	$(3.7)mm	$(3.9)mm	$0.3mm
GAAP Net Income/ (Loss) Available to Common Stockholders, per diluted common share (6)	$(0.13)	$(0.14)	$0.01

Non-GAAP-Results:
Core Earnings	$13.0mm	$15.7mm	$65.3mm
Core Earnings, per diluted common share (6)	$0.46	$0.55	$2.30

* For a reconciliation of GAAP Income to Core Earnings, please refer to the Reconciliation of Core Earnings at the end of this press release.

INVESTMENT HIGHLIGHTS

•	$2.9 billion investment portfolio value as of December 31, 2015 (2) (4) as compared to the $3.1 billion investment portfolio as of September 30, 2015
¡	44.2% Agency RMBS investment portfolio
¡	55.8% credit investment portfolio, comprised of Residential Investments, Commercial Investments and ABS
¡	During the quarter, we continued our strategic objective of rotation and reallocation to credit investments
¡	62% of our credit portfolio is fixed rate coupon and 38% is floating rate(15)
•	Hedge ratio at quarter end including net TBA position was 65% of Agency financing, or 32% of total financing (8) (14)
¡	Hedge ratio at the end of January including net TBA position was 54% of Agency financing, or 26% of total financing (8) (14)
•	8.6% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the fourth quarter, excluding net TBA position (5)
¡	9.2% CPR on the Agency RMBS investment portfolio in January
•	3.53x “at risk” leverage including net TBA position and 3.42x leverage excluding net TBA position and 3.05% net interest margin as of December 31, 2015 (2)(3)(7)

FOURTH QUARTER ACTIVITY / SUBSEQUENT EVENTS

•	Agency RMBS: adjusted the portfolio and hedges in response to interest rate and mortgage basis volatility; reduced allocation to ARMs, Inverse IOs, MBS 30 Year and exited our MBS 20 Year positions
•	Credit Investments: purchase of Non-Agency MBS, Credit Risk Transfer (“CRT”) securities, NPL/RPLs, and CMBS
¡	Residential investments: purchased current face value of approximately $129.0 mm of Prime securities, including $94.3 mm of new issue Prime Jumbo. Additionally, purchased $4.7 mm of Alt-A securities, $12.3 mm of front pay short duration NPL securities and $11.2 mm of CRT securities
¡	Commercial investments: purchased current face value of approximately $2.5 mm of Freddie Mac K-Series CMBS, $1.5 mm of CMBS and $1.1 bn of CMBS IO
•	MITT along with other Angelo, Gordon funds participated in a term securitization in October in which the securitization term funded mortgage loans with fixed rate financing
¡	The sponsoring entity sold the most senior bonds on the securitization to third parties. MITT along with the other Angelo, Gordon funds retained the lower tranches
•	In December, MITT alongside several Angelo, Gordon private funds announced the formation of mortgage banking platform Arc Home LLC (“Arc Home”)
¡	In January, Arc Home entered into a definitive agreement to acquire a Fannie Mae, Freddie Mac, GNMA mortgage originator
¡	Currently, Arc Home is working to secure approvals from Fannie Mae, Freddie Mac, GNMA and various state licensing authorities which are required prior to closing the transaction
¡	A portion of the approximately $30 mm capital commitment to Arc Home will be utilized to purchase the mortgage originator
•	Subsequent to quarter end, our FHLB advances were reduced to reflect the provisions of the FHFA’s final rule issued on January 12, 2016, which terminates MITT’s captive insurance subsidiary’s FHLB membership in February 2017
¡	MITT had approximately $285 mm outstanding with the FHLB as of mid-February, down from approximately $400 mm at December 31, 2015
¡	The eventual loss of FHLB access is not expected to materially affect our liquidity position

MANAGEMENT REMARKS

“Despite financial market volatility in the fourth quarter which pressured credit sectors, MITT was able to increase Net Interest Margin, lower leverage and commence repurchasing common stock during the quarter,” commented Jonathan Lieberman, President and Chief Investment Officer. “We also announced the formation of our mortgage banking platform Arc Home in December, and are pleased to announce that we entered into a definitive agreement to acquire a Fannie, Freddie and Ginnie mortgage originator in January.”

“MITT’s portfolio is positioned to preserve capital while retaining liquidity in order to capitalize on new opportunities with upside potential,” said Chief Executive Officer David Roberts. “We continue to manage risk, diversify our portfolio and focus on asset selection, against a backdrop of strong fundamentals of increasing home prices and legacy credit curing.”

KEY STATISTICS

($ in thousands)
	December 31, 2015

Investment portfolio including net TBA position (2) (4)	$2,895,865
Investment portfolio excluding net TBA position	2,818,504
Repurchase agreements and FHLBC Advances*	2,248,133
Financing (14)	2,355,683
Stockholders’ equity	666,945

Leverage ratio (7)	3.42	x
Hedge ratio - Financing excluding net TBA position (8) (14)	33%
Hedge ratio - Agency financing excluding net TBA position (8)	69%

“At Risk” Leverage (7)	3.53	x
Hedge ratio - Financing (8) (14)	32%
Hedge ratio - Agency financing (8)	65%

Yield on investment portfolio (9)	4.86%
Cost of funds (10)	1.81%
Net interest margin (3)	3.05%
Management fees (11)	1.49%
Other operating expenses (12)	1.56%

Book value, per share (1)	$17.88
Undistributed taxable income, per common share (13)	$1.74
Dividend, per share	$0.475

*Excludes $202.4 million of repurchase agreements associated with U.S. Treasury positions.

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of December 31, 2015 (2):

($ in millions)
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	WA Yield*
Agency RMBS:
30-Year Fixed Rate	782.3	34.9	817.2	820.1	3.1%
Fixed Rate CMO	76.1	0.7	76.8	78.0	2.8%
Hybrid ARM	248.2	(2.7)	245.5	249.8	2.8%
Inverse Interest Only and Interest Only	521.9	(468.5)	53.4	53.5	7.6%
Fixed Rate 30 Year TBA	75.0	2.5	77.5	77.4	N/	A
Credit Investments:
Residential Investments	2,042.3	(751.4)	1,290.9	1,305.5	5.8%
Commercial Investments	2,156.6	(1,899.6)	257.0	256.8	7.8%
ABS	56.3	(0.4)	55.9	54.8	5.6%

Total	$5,958.7	(3,084.5)	$2,874.2	$2,895.9	4.9%

* Fixed Rate 30 Year TBA are excluded from this calculation.

As of December 31, 2015, the weighted average yield on the Company’s investment portfolio was 4.86% and its weighted average cost of funds was 1.81%. This resulted in a net interest margin of 3.05% as of December 31, 2015. (3)

The Company had net realized losses of $(0.6) million, or $(0.02) per share, during the quarter ended December 31, 2015 comprised of:

•	$(1.9) million, or $(0.07) per share from U.S. Treasury positions
•	$(0.3) million, or $(0.01) per share from TBAs
•	$0.3 million, or $0.01 per share from Agency RMBS
•	$0.3 million, or $0.01 per share from interest rate swaps
•	$1.0 million, or $0.04 per share from credit investments

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $0.2 million, or $0.01 per share retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities and TBAs. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities and TBAs, exceeds the underlying principal balance by 3.0% as of December 31, 2015, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

The Company, either directly or through its equity method investments in affiliates, has entered into financing arrangements with 38 counterparties, under which it had debt outstanding with 21 counterparties as of December 31, 2015. The weighted average funding cost was 0.7% for Agency RMBS and 2.0% for our credit investment portfolio. The investment portfolio is financed with repurchase agreements and FHLBC advances as of December 31, 2015 as summarized below:

($ in thousands)
Repurchase Agreements Maturing Within:*	Repo Outstanding	WA Funding Cost	WA Days to Maturity**	% Repo Outstanding
30 Days or Less	1,239,433	1.3%	13	55.1%
31-60 Days	284,874	1.1%	48	12.7%
61-90 Days	247,433	1.0%	68	11.0%
Greater than 90 Days	476,393	2.0%	469	21.2%

Total / Weighted Average	$2,248,133	1.4%	120	100.00%

* Numbers in table above do not include securitized debt of $30.0 million and $202.4 million of repurchase agreements associated with U.S. Treasury positions.

** Our weighted average original days to maturity is 220 days.

The Company has entered into interest rate swap agreements to hedge its portfolio. The Company’s interest rate swaps as of December 31, 2015 are summarized as follows:

($ in thousands)
Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate*	Weighted Average Years to Maturity
2017	36,000	0.88%	0.33%	1.84
2018	165,000	1.06%	0.50%	2.20
2019	210,000	1.29%	0.43%	3.73
2020	295,000	1.67%	0.40%	4.27
2022	73,000	1.75%	0.42%	6.53
2023	160,000	2.31%	0.43%	7.42
2025	30,000	2.48%	0.45%	9.43

Total/Wtd Avg	$ 969,000	1.59%	0.43%	4.56

*	100% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

As of December 31, 2015, 65% and 32% of the Company’s outstanding balance of Agency financing and total financing, respectively, was hedged including the net TBA positions. (8)(14) The hedge ratio excluding the net TBA position was 69% of Agency financing, or 33% of total financing. (8)(14)

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. As of December 31, 2015, the Company had undistributed taxable income of approximately $1.74 per share. (13)

DIVIDEND

On December 10, 2015, the Company’s board of directors declared the fourth quarter dividend of $0.475 per share of common stock that was paid on January 29, 2016 to stockholders of record as of December 21, 2015.

On November 13, 2015, the Company’s board of directors declared a quarterly dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on December 17, 2015 to stockholders of record as of November 30, 2015.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to participate in MITT’s fourth quarter earnings conference call on February 26, 2015 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 5472937#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q4 2015 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on March 27, 2016. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 5472937#.

For further information or questions, please email ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $25 billion under management. Currently, the firm’s investment disciplines encompass six principal areas: (i) distressed debt and non-investment grade corporate credit, (ii) direct lending, (iii) real estate private equity, real estate debt and net lease real estate, (iv) residential and consumer debt, (v) private equity and special situations and (vi) multi-strategy hedge funds. Angelo, Gordon & Co. employs over 380 employees, including over 140 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Houston, Los Angeles, London, Hong Kong, Seoul, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to dividends, our strategy related to our investments, liquidity and financing, and regulatory approvals. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) including its most recent Annual Report on Form 10-K and subsequent filings. Copies are available free of charge on the SEC’s website, http://www.sec.gov/. All information in this press release is as of February 25, 2016. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2015	December 31, 2014
	(Unaudited)
Assets
Real estate securities, at fair value:
Agency—$1,133,899,693 and $1,691,194,581 pledged as collateral, respectively	$1,201,441,652	$1,808,314,746
Non-Agency—$1,157,357,871 and $1,088,398,641 pledged as collateral, respectively	1,229,811,018	1,140,077,928
ABS—$54,761,837 and $66,693,243 pledged as collateral, respectively	54,761,837	66,693,243
CMBS—$142,852,162 and $96,920,646 pledged as collateral, respectively	148,948,690	100,520,652
Residential mortgage loans, at fair value—$50,686,922 and $73,407,869 pledged as collateral, respectively	57,080,227	85,089,859
Commercial loans, at fair value—$62,800,000 pledged as collateral	72,800,000	72,800,000
U.S. Treasury securities, at fair value—$203,520,859 and $0 pledged as collateral, respectively	223,434,922	—
Investments in affiliates	43,040,191	20,345,131
Excess mortgage servicing rights, at fair value	425,311	628,367
Linked transactions, net, at fair value	—	26,695,091
Cash and cash equivalents	46,253,291	64,363,514
Restricted cash	32,200,558	34,477,975
Interest receivable	11,154,785	11,886,019
Derivative assets, at fair value	1,755,467	11,382,622
Other assets	16,064,115	10,543,072
Due from broker	24,904,168	4,586,912

Total Assets	$3,164,076,232	$3,458,405,131

Liabilities
Repurchase agreements	$2,034,963,460	$2,644,955,948
FHLBC advances	396,894,000	—
Securitized debt	30,046,861	39,777,914
Payable on unsettled trades	1,198,587	—
Interest payable	2,731,846	2,461,494
Derivative liabilities, at fair value	6,863,770	8,608,209
Dividend payable	13,496,139	17,031,609
Due to affiliates	4,407,051	4,850,807
Accrued expenses	2,074,628	2,285,339
Taxes payable	1,714,716	1,743,516
Due to broker	2,740,461	4,015,152

Total Liabilities	2,497,131,519	2,725,729,988

Stockholders’ Equity
Preferred stock—$0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,286,210 and 28,386,015 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	282,863	283,861
Additional paid-in capital	584,581,995	586,051,751
Retained earnings/(deficit)	(79,134,150)	(14,874,474)

Total Stockholders’ Equity	666,944,713	732,675,143

Total Liabilities & Stockholders’ Equity	$3,164,076,232	$3,458,405,131

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Year Ended December 31, 2015
Net Interest Income
Interest income	$34,108,727	$35,153,380	$141,273,414
Interest expense	7,634,768	6,747,312	31,230,369

	26,473,959	28,406,068	110,043,045

Other Income
Net realized gain/(loss)	(634,729)	(5,623,767)	(17,148,069)
Income/(loss) from linked transactions, net	—	1,485,473	—
Realized loss on periodic interest settlements of derivative instruments, net	(3,174,431)	(4,919,237)	(13,204,884)
Unrealized gain/(loss) on real estate securities and loans, net	(28,733,677)	19,916,461	(32,491,857)
Unrealized gain/(loss) on derivative and other instruments, net	10,464,596	(17,616,139)	(12,180,501)

	(22,078,241)	(6,757,209)	(75,025,311)

Expenses
Management fee to affiliate	2,480,290	2,532,626	9,971,287
Other operating expenses	2,602,513	3,351,249	12,356,644
Servicing fees	109,999	191,786	604,996
Equity based compensation to affiliate	—	68,910	164,487
Excise tax	375,000	375,000	1,500,000

	5,567,802	6,519,571	24,597,414

Income/(loss) before equity in earnings/(loss) from affiliates	(1,172,084)	15,129,288	10,420,320
Equity in earnings/(loss) from affiliates	684,383	(474,857)	3,398,217

Net Income/(Loss)	(487,701)	14,654,431	13,818,537

Dividends on preferred stock	3,367,354	3,367,354	13,469,416

Net Income/(Loss) Available to Common Stockholders	$(3,855,055)	$11,287,077	$349,121

Earnings/(Loss) Per Share of Common Stock
Basic	$(0.14)	$0.40	$0.01
Diluted	$(0.14)	$0.40	$0.01

Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,406,765	28,386,015	28,398,718
Diluted	28,406,765	28,408,192	28,409,908

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful for investors in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such, including investments held in affiliated entities and derivatives. As defined, Core Earnings include the net interest earned on these transactions on a yield adjusted basis, including credit derivatives, investments in affiliates, inverse Agency interest-only securities, interest rate derivatives or any other investment activity that may earn or pay net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three months ended December 31, 2015, the three months ended December 31, 2014 and the year ended December 31, 2015 is set forth below:

($ in thousands)

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Year Ended December 31, 2015
Net Income/ (loss) available to common stockholders	$(3,855)	$11,287	$349
Add (Deduct):
Net realized (gain)/ loss	635	5,624	17,148
Drop income	44	2,059	2,211
(Income)/ loss from linked transactions, net	—	(1,485)	—
Net interest income on linked transactions	—	2,038	—
Equity in (earnings)/ loss from affiliates	(684)	475	(3,398)
Net interest income from equity method investments	1,335	725	4,290
Unrealized (gain)/ loss on real estate securities and loans, net	28,734	(19,916)	32,492
Unrealized (gain)/ loss on derivative and other instruments, net	(10,465)	17,616	12,181

Core Earnings	$15,744	$18,423	$65,273

Core Earnings, per Diluted Share	$0.55	$0.65	$2.30

Footnotes

(1) Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.

(2) Generally when we purchase a security and employ leverage, the security is included in our assets and the leverage is reflected in our liabilities on the balance sheet as either repo, FHLBC advances or Securitized Debt. We invested in certain credit sensitive commercial real estate securities and mortgage loans through affiliated entities, for which we have used the equity method of accounting. Throughout this press release where we disclose our investment portfolio, we have presented the underlying assets and repurchase financings consistently with all other investments and financings. Additionally, GAAP requires TBAs to be accounted for as derivatives, representing a forward purchase, or sale, of Agency RMBS. We have included any net TBA positions as part of Agency RMBS in our portfolio composition unless otherwise stated. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.

(3) Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See notes footnotes (9) and (10) for further detail. NIM also excludes any net TBA position.

(4) The total investment portfolio at period end is calculated by summing the fair market value of our Agency RMBS, any net TBA position, Residential Investments, Commercial Investments, and ABS, including securities and mortgage loans owned through investments in affiliates. The percentage of Agency RMBS and credit investments is calculated by dividing the respective fair market value of each, including any net TBA positions as Agency RMBS and securities and mortgage loans owned through investments in affiliates as credit investments, by the total investment portfolio.

(5) This represents the weighted average monthly CPRs published during the quarter, or month, as applicable, for our in-place portfolio during the same period. Any net TBA position is excluded from CPR calculation.

(6) Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.

(7) The leverage ratio at quarter end was calculated by dividing financing excluding our net TBA position by our GAAP stockholders’ equity at quarter end. “At Risk” Leverage includes the components of “leverage” plus our net TBA position (at cost) of $77.5 million at December 31, 2015. See footnote 14 for further details on our financing definition.

(8) The hedge ratio at quarter end excluding any net TBA position was calculated by dividing the notional value of our interest rate swaps, net positions in U.S. Treasury securities, IO Index notionals, and interest rate swaptions, including receive fixed swap notionals and long positions in U.S. Treasury securities as negative values as applicable, by Agency financing. The hedge ratios are calculated as previously stated plus any at risk TBA position (at cost) added to either financing or Agency financing. See footnote 14 for further details on our definition of financing and Agency financing.

(9) The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. This calculation excludes cash held by the Company and excludes any net TBA position.

(10) The cost of funds at quarter end was calculated as the sum of the weighted average funding costs on financing outstanding at quarter end and the weighted average of the net pay rate on our interest rate swaps, the net receive/pay rate on our Treasury long and short positions, respectively, and the net receivable rate on our IO index derivatives, if any. Both elements of the cost of funds at quarter end were weighted by the outstanding repurchase agreements, FHLBC Advances and securitized debt outstanding at quarter end, excluding repurchase agreements associated with U.S. Treasury positions. The cost of funds excludes any net TBA position.

(11) The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.

(12) The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.

(13) Undistributed taxable income per common share represents total undistributed taxable income as of quarter end. Undistributed taxable income is based on current estimates and is not finalized until we file our annual tax return, typically in September of the following year.

(14) Financing at quarter end includes repurchase agreements inclusive of repurchase agreements through affiliated entities, plus the payable on all unsettled buys less the financing on all unsettled sells, FHLBC advances, securitized debt and any net TBA position (at cost). Financing excludes repurchase agreements and unsettled trades on U.S. Treasuries. Agency financing at quarter end includes repurchase agreements secured by Agency RMBS, the payable on all Agency RMBS buys less the financing on all unsettled Agency RMBS sells, FHLBC Advances, and any net TBA position (at cost).

(15) Equity residuals, MSRs and principal only securities with a zero coupon rate are excluded from this calculation.

(16) The economic return on equity for the year represents the change in net book value per share from the prior year, plus the dividends declared in the current year, divided by the prior year’s net book value per share.